                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PuroFlow Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

PUROFLOW           [LETTERHEAD]

INCORPORATED
16559 Saticoy Street, Van Nuys,  CA  91406   (818)  756-1388   FAX  (818)  779-
3902



May 15, 1997



Dear Stockholder:

We take pleasure to invite you to the Annual Meeting of Stockholders of Puroflow Incorporated, to be held at 10:00 a.m., Pacific Time, on Thursday, July 24, 1997, at Puroflow Incorporated, 16559 Saticoy Street, Van Nuys, California, 91406. We enclose the Notice of Meeting and Proxy Statement which describes the matters to be acted upon at the meeting.

Your shares should be represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. Please look over the Proxy Statement carefully before voting, then complete, sign and return the enclosed proxy card promptly in the envelope provided.

Thank you for your support of Puroflow Incorporated. We look forward to seeing you at the meeting.

Sincerely,

PUROFLOW INCORPORATED



Reuben M. Siwek
Chairman of the Board

                              PUROFLOW INCORPORATED
                              16559 Saticoy Street
                          Van Nuys,  California  91406
                Telephone:  (818) 756-1388   Fax:  (818) 779-3902


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 24, 1997


TO OUR STOCKHOLDERS:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Puroflow Incorporated, which will be held on Thursday, July 24, 1997 at 10:00 a.m., Pacific Time, at Puroflow Incorporated, 16559 Saticoy Street, Van Nuys, California, 91406, for the following purposes:

(1) Election of a Board of Directors of five (5) Directors for one (1) year or until their successors are elected and qualified.

(2) To vote for the appointment of Auditors for the fiscal year ended January 31, 1998, subject to consummation of a contract satisfactory to the Board of Directors.

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

In accordance with the provisions of the By-Laws, the Board of Directors has fixed the close of business on May 6, 1997 as the record date for the determination of Holders of Common Stock of the Corporation entitled to notice of and to vote at said Annual Meeting.

A copy of the Corporation's Annual Report to Stockholders for the fiscal year ended January 31, 1997 is enclosed for your review.

By Order of the Board of Directors,



Sandy Yoshisato
Corporate Secretary


Van Nuys,  California
May 15, 1997


IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON SHOULD MARK, SIGN, DATE, AND RETURN THE ENCLOSED FORM OF PROXY WHICH WILL BE USED AT THE ANNUAL MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                              PUROFLOW INCORPORATED
                              16559 Saticoy Street
                          Van Nuys,  California  91406
                Telephone:  (818) 756-1388   Fax:  (818) 779-3902


                                 PROXY STATEMENT


                      SOLICITATION AND REVOCATION OF PROXY

The Annual Meeting of Stockholders of the Corporation will be held on Thursday, July 24, 1997 at 10:00 a.m., Pacific Time, or at any adjourned date thereafter, at Puroflow Incorporated, 16559 Saticoy Street, Van Nuys, California, 91406. The Corporation expects this Proxy Statement and the enclosed Proxy will first be mailed to Stockholders on or about June 3, 1997.

The accompanying Proxy is solicited on behalf of the Board of Directors of Puroflow Incorporated (hereinafter called "Corporation"), and the Corporation will bear the cost of such solicitation estimated at approximately $2,500.00. Proxies are being solicited by mail and in addition, may be made by Directors, Officers, and regular employees of the Corporation, personally, by telephone or by telegraph, who will receive no special compensation therefor. The person giving the Proxy has the power to revoke it at any time before it is exercised. In the event the Stockholders giving the Proxy attends the Annual Meeting, the Proxy will not be used if such Stockholder so requests.

It is the intention of the person named in the Proxy to vote the shares represented by the Proxy in accordance with the instructions made by a Stockholder and, if no instructions are made, to vote for the election of nominees listed below and for the approval of the selection of independent certified public accountants and in their best judgment with respect to such other business, if any, as may properly come before the meeting.

Shareholders representing more than 50% of the Company's common stock outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting.

                                  OTHER MATTERS

The Management is not aware, at the date hereof, of any other matters to be presented at this meeting, other than that referred to in the accompanying notice. If any other matters are presented, it is intended that the persons in attendance will vote thereon according to their best judgement. Security Holders may submit proposals for consideration by Stockholders at the next Annual Meeting. The proposals must be received by the Corporation no later than March 1, 1998 for inclusion in the next Proxy Statement.

                             SHARES ENTITLED TO VOTE

On May 6, 1997, the record date for determination of Stockholders entitled to vote at the meeting, there were outstanding 7,108,621 shares of Common Stock, par value $0.01 per share. Each share entitles the registered holder thereof to one vote; no cumulative voting rights are authorized, and appraisal rights for dissenting shareholders are not applicable to the matters being proposed. The Stock Transfer Books will not be closed.

Boston Safe Deposit Trust Company, FFC; Virginia Retirement System, whose mailing address is 10829 Olive Blvd., St. Louis, MO 63141, owns 8.5% of the outstanding shares and Mr. George Solymar, residing at 2203 Crescent Avenue, Montrose, California 91020 owns 6.0% of the outstanding shares of the Corporation. The Company has no knowledge of any other person holding 5% or more, beneficially or otherwise, except Cede & Co., approximately 51%.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

At the Annual Meeting, five (5) Directors are to be elected, each to serve for a term of one (1) year, or until their successors are elected and qualified. Management intends to vote for the five nominees listed below and it has no reason to believe that any nominees will be unavailable.

          MICHAEL H. FIGOFF,  REUBEN M. SIWEK,  DR. TRACY KENT PUGMIRE,
                        ROBERT A. SMITH, AND LEO S. UNGER

Unless authority to do so is withheld, the proxies will vote the shares represented for the election of the persons named above. In case any of the nominees shall become unavailable for election to the Board of Directors, which is not anticipated, the proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment.

The following table contains biographical information with respect to the Directors and nominees:

                  INFORMATION CONCERNING NOMINEES FOR DIRECTORS

                                                                                                                       PERCENT
  NAME OF NOMINEE              PRINCIPAL                                   DIRECTOR          BENEFICIALLY AS                OF
  (AGE)                        OCCUPATION                                     SINCE          OF MAY 15, 1997              CLASS


  MICHAEL H. FIGOFF            Chief Executive Officer and President           1993            157,000(1)                  2.1%
  (53)

  REUBEN M. SIWEK              Chairman of the Board of Directors, and         1982            143,750  (2)(3)             1.9%
  (77)                         General Counsel

  DR. TRACY KENT PUGMIRE       Aerospace Consultant Member of Audit            1991             43,555   (4)                *
  (66)                         Committee

  ROBERT A. SMITH              Vice Chairman of the Board of Directors         1994             34,000   (5)                *
  (57)

  LEO S. UNGER                 Retired Executive                               1995            126,000   (6)               1.7%
  (79)


* Less than 1%
All Directors and Officers as a group (5 persons)                                              504,305                     5.7%


(1) Mr. Figoff was elevated to the position of President/CEO in May 1995 from his previous position of Executive Vice President. Mr. Figoff joined Puroflow in November 1988 as the Director of Marketing, leaving his previous position as Director of Marketing for a division of Ferranti International. Mr. Figoff has more than 30 years of experience in the marketing and manufacture of aerospace and defense related products. Mr. Figoff holds degrees in Business Administration and Marketing Management. The total shares owned of record include options to purchase 155,000 shares.

(2) Reuben M. Siwek, Esq. was elected to the Board of Directors in March 1982. Mr. Siwek is a practicing attorney in the State of New York for more than 46 years. Mr. Siwek received his Bachelor Degree in Business Administration from St. Johns University in January of 1943 and his Juris Doctor from St. Johns University in November of 1949. He holds a C.P.A. certificate from the State of New York issued in November of 1943.

(3) Mr. Siwek's spouse owns 60,000 shares for which beneficial ownership is disclaimed.

(4) Dr. Tracy Kent Pugmire is an independent technical representative and consultant. He has provided representation and consulting for Zeppelin Metailwerke of Germany, Spincraft, a Division of Standex International, BDM and Orbital Sciences. He is currently involved with design and fabrication activities on the X-33 and X-34 rocket vehicles. Previously he was Executive Vice President of ARDE Inc. and worked as a Program Manager for several companies including TRW Space Systems Division, Technion Inc., AVCO Missile and Space Systems (now a division of Textron), General Electric Space Sciences Laboratory, and Boeing Propulsion and Mechanical Systems Department. Dr. Pugmire's formal education was in the fields of Engineering Physics and Physical Chemistry. The total shares owned of record include an option to purchase 30,000 shares.

(5) Robert A. Smith received his BS Degree in Mechanical Engineering from Polytechnic Institute of Brooklyn (1964) and a Masters in Business Administration from UCLA (1978). His continuing education included Harvard's Advanced Management Program and UCLA's Executive Program. He is currently President of Haskel International Incorporated Industrial Product Group. Prior positions included President of Engineered Filtration Company from October 1992 to January 1994, President of Puroflow Corporation from February 1991 to October 1992, and President of RTS Systems Incorporated from May 1988 to February 1991, when the company was acquired by Telex Communications, Inc. Mr. Smith served as President of Purolator Technologies Inc. from 1980 to 1988 and served HR Textron Inc. from 1964 to 1980 where he was General Manager of the Filter Division. He started his career with Pall Corporation (1960) as a design and applications engineer and was there until 1964. Mr. Smith is a Certified Professional Manager with extensive engineering, marketing and general management experience in the filter industry. The total shares owned of record include an option to purchase 30,000 shares.

(6) Leo S. Unger received his BA Degree in Math and Chemistry in 1940 from Drake University in Iowa. Mr. Unger served with distinction in the United States Marine Corps from 1940 to 1958, retiring with the rank of Lt. Colonel. Mr. Unger established his executive and marketing abilities in 1953 as a Manufacturers Representative when he created Leo Unger & Associates and various wholly owned subsidiaries engaged in the importation of fishing tackle and small screw machine parts for distribution through wholesale distributors in the United States. He served as President from 1953 through 1985 when he retired. Mr. Unger will add his executive organized marketing skills to the Board and its new Management team. The total shares owned of record include an option to purchase 15,000 shares.

All of the Nominees were previously elected at the Annual Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES DESCRIBED ABOVE.

                               STOCK OPTIONS

During the fiscal year ended January 31, 1997, Non-Statutory Stock Options aggregating 125,000 shares were outstanding.

The essential features of the 1991 Incentive Stock Plan for key employees are described below.

The Board of Directors adopted at its meeting February 14, 1991, approved by Stockholders at their annual meeting July 30, 1991, a 1991 INCENTIVE STOCK OPTION PLAN FOR KEY EMPLOYEES ("The Plan"), the purpose of which is intended as an incentive, and to encourage ownership of Common Stock by the Holders of the Options in order to increase their proprietary interests in the Company's success and induce qualified personnel to enter the employment of the Company or its Subsidiaries, or encourage them to remain in the employ of the Company or its Subsidiaries.

In July 1995, the Board adopted an amendment to the 1991 Plan approving an increase in the number of shares authorized under the Plan from 200,000 to 500,000 which was approved at the Stockholders meeting of September 1995. All other terms and conditions of the 1991 Option Plan remain in full force and effect.

The Plan is administered by a Stock Option Plan Committee appointed by the Board of Directors from among its members, or by a committee designated by the Board who shall be eligible to be participants, and shall consist of not less than three such members.

The aggregate maximum number of shares of Common Stock available for awards under the plan is 500,000 shares (subject to adjustments to reflect changes in the Company's capitalization). Awards under The Plan may be made to Key Employees recommended by the Committee and approved as participants by the Board of Directors. No option shall be granted to replace an option that is surrendered for the sole purpose of obtaining a substitute option.

The exercise price of the option will be at least 100% of the fair market value of the shares of common stock on the date the option is granted, or not less than 110% of the fair market value to those employees owning more than ten (10) percent of the voting power, or value of all classes of stock of the Company at the time of the grant. No option period shall exceed ten (10) years except those employees owning more than 10% of the voting power where the option period shall be limited to five (5) years. No option shall be granted after February 14, 2001. The Plan contains provisions for the termination of unexercised options upon resignation of the employee, right to exercise option by personal representative of the deceased employee, right to exercise at the rate of 20% per annum for date of grant option, and provisions for adjustment resulting from stock dividends, stock splits, recapitalization combination or exchange of shares, merger, consolidation acquisitions or property or stock, reorganization or liquidation.

Options have been granted for 225,000 shares as of January 31, 1997 of which 300 shares were exercised, 224,700 options outstanding, and 275,000 options available for future grants to Key Employees.

                                  PROPOSAL TWO
                     RATIFICATION OF APPOINTMENT OF AUDITORS

Rose, Snyder & Jacobs, certified public accountants, performed the examination of the Corporation's books and records for the fiscal year ended January 31, 1997 and issued their report in connection therewith. The Board of Directors requests Stockholders' approval for the appointment of Rose, Snyder & Jacobs, certified public accountants, for the fiscal year ended January 31, 1998 based upon proposals submitted to Management of the Company. There is no direct or indirect relationship between the Auditors and the Corporation. The Corporation has an Audit Committee composed of two outside Directors.

An affirmative vote of the majority of the outstanding shares of Common Stock is required to approve this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       MEETING OF THE BOARD AND COMMITTEES

The Board of Directors held seven meetings during the fiscal year ended January 31, 1997. No nominee who was a Director during the fiscal year attended less than 75% of the meetings for the Board of Directors. The Board of Directors has an audit committee consisting of three Directors, Robert A. Smith, Reuben M. Siwek, and Dr. Tracy Kent Pugmire. The primary functions of the audit committee are to review the Corporation's independent auditors, and to review the overall scope of the audit. The audit committee held one meeting in fiscal 1997. The Board of Directors does not have a standing nominating committee. Nominees are made by the entire Board of Directors. The Board of Directors has a compensation committee consisting of three Directors, Reuben M. Siwek, Robert A. Smith and Leo Unger.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file certain reports of ownership with the Securities and Exchange Commission (the "SEC"). Such Officers, Directors, and Shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that, between February 1, 1996 and January 31, 1997 all Section 16(a) filing requirements applicable to its Officers, Directors and ten-percent Shareholders were complied with.

The Company believes that each of the items set forth in the foregoing reporting disclosure is technical in nature, and that none of the transactions not reported on a timely basis involves violation of the trading prohibitions set forth in Section 16(b) of the Securities Exchange Act of 1934.

                              EMPLOYMENT AGREEMENT

The Company entered into an employment contract with Michael H. Figoff, Executive Vice President, dated March 1, 1993 for a term of five years at $95,000.00 per annum increased to $104,500.00 effective February 14, 1994. Mr. Figoff was elected President on February 1, 1995, and was elected to President and Chief Executive Officer in May 1995. Mr. Figoff's employment compensation was increased to $150,000 per annum, effective April 1, 1996.

                                   MANAGEMENT
                        EXECUTIVE OFFICERS AND DIRECTORS

The Executive Officers and Directors of the Company are as follows:

NAME                     AGE       POSITION
----                     ---       --------
Michael H. Figoff        53        Chief Executive Officer, President and
                                   Director

Sandy Yoshisato          33        Corporate Secretary and Director of Human
                                   Resources

Reuben M. Siwek          77        Chairman of the Board of Directors

Robert A. Smith          57        Vice Chairman of the Board of Directors

Dr. Tracy K. Pugmire     66        Director

Leo S. Unger             79        Director

                             EXECUTIVE COMPENSATION

The compensation of each of the five (5) most highly compensated Executive Officers of the Company and its subsidiaries, and of all Executive Officers as a group, for services rendered to the Company in all capacities during the twelve month period ended January 31, 1997 was as follows:

                                          ANNUAL                   ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    COMPENSATION    OPTIONS    COMPENSATION
---------------------------   ----    ------------    -------    ------------

Michael H. Figoff             1997    $  142,417            -0-      $ 15,975
Chief Executive Officer and   1996       104,500        100,000        16,748
President                     1995       105,213         55,000        16,748

Joseph B. Jasso               1997           -0-
Former    Chief    Executive  1996           -0-
Officer and  President        1995        96,596                       17,420

Sandy Yoshisato               1997        57,750            -0-         4,200
Corporate Secretary and       1996        48,854          8,000         2,975
Director of Human Resources   1995        37,266          2,000            94

TOTAL 1997                              $200,167            -0-       $20,175(1)

(1)  Includes auto allowance, life insurance and disability premiums


                           RELATED PARTY TRANSACTIONS

Reuben M. Siwek, Chairman of the Board of the Company, renders legal services to the Company. The Company incurred expenses of approximately $62,033, $42,284 and $80,625 during fiscal years 1997, 1996, and 1995 respectively, for legal services rendered by Mr. Siwek.

The Company incurred expenses of approximately $68,155 and $150,000 during fiscal years 1996 and 1995, respectively for rental of the former principal manufacturing and corporate offices of the Company from a company owned by a former member of the Board of Directors. The Company has moved from such facilities and all payments relating to the rental of such offices have been terminated. The Receiver also terminated all payments under an alleged capital lease of computer equipment by a former director of the Company. As a result of the termination of the payments relating to such computer equipment, the Company is involved in a lawsuit brought by the former director seeking damages not to exceed $25,000. There is currently no litigation with respect to the termination of rental payments relating to the company's former premises. Upon termination of the Receivership, the Receiver no longer exercises any authority over the affairs of the Company (although the Receiver is representing the Company in the litigation with the Company's former director).


                              FINANCIAL STATEMENTS

A copy of the Annual Report of the Corporation for the fiscal year ended January 31, 1997 is enclosed herein for your review. Any Shareholder may obtain, without charge, a copy of the Corporation's Report on Form 10-K as filed with the Securities and Exchange Commission by sending a written request to the Corporate Secretary of the Corporation, 16559 Saticoy Street, Van Nuys, California, 91406.

                                      PROXY
                              PUROFLOW INCORPORATED
             Proxy for Annual Meeting of Stockholders, July 24, 1997

     The undersigned stockholder of PUROFLOW INCORPORATED appoints Reuben M. Siwek and Michael H. Figoff, or any one of them, with full powers of substitution to be the attorneys and Proxies to vote all shares of Stock of said Corporation which the undersigned is entitled to vote, with all of the powers which the undersigned would possess if personally present at the Annual Meeting of the Stockholders to be held at Puroflow Incorporated, 16559 Saticoy Street, Van Nuys, California, 91406, at 10:00 a.m., Pacific Time, on Thursday, July 24, 1997 or any adjournment thereof, upon the following matters:

  (1) FOR / / or VOTE WITHHELD with respect to / / the election of MICHAEL H. FIGOFF, REUBEN M. SIWEK, ROBERT A. SMITH, DR. TRACY KENT PUGMIRE, and LEO S. UNGER as Directors of the Corporation. YOU MAY DELETE ANY NAMED NOMINEE BY LINING THROUGH THE NAME OF THE ORIGINAL NOMINEE.

  (2) To vote for the appointment of Auditors for the fiscal year ended January 31, 1998, subject to consummation of a contract satisfactory to the Board of Directors.

               / /    FOR            / /    AGAINST              / /    ABSTAIN

  (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

-------------------------------------------------------------------------------

                           (CONTINUED FROM OTHER SIDE)

     The shares presented hereby will be voted in accordance with the instructions herein, but where instructions are not indicated, the Proxy will be voted FOR the election of Directors and FOR proposal #2 above, all in accordance with the Proxy Statement of the Corporation, receipt of which is hereby acknowledged.

     The undersigned also confers discretionary authority upon the Proxies named herein to vote such other matters as may properly come before the said meeting, or any adjournment thereof. Management is not aware of any such matters. The undersigned hereby acknowledges the receipt of Notice of said Annual Meeting of the Stockholders, with Proxy Statement attached and Annual Report for fiscal year ended January 31, 1997.

Number of Shares ----------------     DATED: ----------------------------------

                                      PLEASE PRINT NAME: ----------------------

                                      SIGNATURE: ------------------------------

                                      -----------------------------------------
                                      SIGNATURE(S) MUST CORRESPOND EXACTLY
                                      WITH NAMES AS IMPRINTED HEREON. When
                                      signing as attorney, executor or
                                      administrator, trustee or guardian,
                                      please give the full title as such,
                                      and if the signer is a Corporation,
                                      please sign with the full Corporate
                                      name by duly authorized Officer.  If
                                      stock is held in the name of more
                                      than one person, all named holders
                                      must sign the Proxy.

NOTICE:   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
CORPORATION. PLEASE DATE, FILL IN, SIGN AND RETURN IN THE ENCLOSED PREPAID ENVELOPE.